Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: September 12, 2013	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

UNI PRESIDENT TO JOIN MIDWESTONE FINANCIAL BOARD

Iowa City (September 12, 2013) -- Dr. William Ruud, president of the University of Northern Iowa, was appointed as a member of the Board of Directors of MidWestOne Financial Group, Inc. on September 12, 2013. Ruud's appointment is effective immediately.
“We are thrilled that Dr. Ruud accepted our invitation,” said Charles N. Funk, President and CEO of MidWestOne Financial Group. “In addition to bringing many years of business and management expertise we are excited to have his passion for community banking on our board.”
Ruud assumed the position of president at UNI on May 31, 2013. He earned a Bachelor of Science degree in Public Administration and Hospital Administration from the University of North Dakota, and both master's and doctoral degrees in Organizational Behavior, Management and Strategy, and Organizational Communication from the University of Nebraska-Lincoln. Ruud began teaching at the University of Toledo in 1981, and went on to become dean of the College of Business and Economics at Boise State University in 1993, and later the vice president for institutional advancement. Beginning in 2004, Ruud next served as professor of management, policy, and strategy at California State University at Stanislaus, and served two years as vice president for development and university relations. Prior to his appointment at UNI, he was the President of Shippensburg University of Pennsylvania from 2007-2013.
Ruud was a member of the Board of Directors of First Interstate Bank Corporation, Southern Idaho (now Wells Fargo) from 1994-1997.
“MidWestOne is a solid, well-run, Iowa-based company,” said Ruud. “The leadership and employees are engaged. The company is poised for growth. For me, this is an excellent opportunity to make a difference.”

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 About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company's bank subsidiary, MidWestOne Bank, is also headquartered in Iowa City. MidWestOne Bank has office locations in Belle Plaine, Burlington, Cedar Falls, Conrad, Coralville, Davenport, Fairfield, Fort Madison, Melbourne, North English, North Liberty, Oskaloosa, Ottumwa, Parkersburg, Pella, Sigourney, Waterloo and West Liberty, Iowa. MidWestOne Insurance Services, Inc. provides personal and business insurance services in Pella, Melbourne and Oskaloosa, Iowa.

Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.